Exhibit 99.2

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Condensed Combined Balance Sheets (Unaudited)

March 31, 2010 and December 31, 2009

	March 31,	December 31,
(dollars in thousands)	2010	2009

Assets
Current assets
Cash and cash equivalents	$65,941	$79,760
Receivables	23,950	34,282
Deferred income taxes	1,749	1,748
Due from affiliates	21,868	14,487
Other current assets	623	752
Total current assets	114,131	131,029
Fixed assets, net	3,872	4,436
Investments	73,079	69,784
Intangible assets, net	60,434	64,191
Goodwill	94,544	98,096
Other long-term assets	1,239	1,269
Total assets	$347,299	$368,805
Liabilities and Stockholder’s Equity
Current liabilities
Compensation and benefits payable	$25,113	$35,701
Accounts payable and accrued expenses	5,183	6,158
Incentive compensation liabilities	668	737
Income taxes payable	7,565	5,906
Deferred income taxes	3,882	4,154
Other current liabilities	864	1,152
Total current liabilities	43,275	53,808
Deferred income taxes	12,935	14,037
Incentive compensation liabilities	157	197
Other long-term liabilities	1,603	1,576
Total liabilities	57,970	69,618
Commitments and contingencies (Note 7)
Stockholder’s equity
Pantheon Holdings Limited and subsidiaries
Common stock, 10 pence par value; 666,670 shares authorized, 320,583 shares issued and outstanding at March 31, 2010 and December 31, 2009	122	122
Additional paid-in capital	121,241	121,493
Retained earnings	73,446	82,355
Accumulated other comprehensive loss	(32,072)	(21,905)
Pantheon Capital (Asia) Limited
Common stock, 1 HKD par value; 1,000 shares authorized, 100 shares issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Additional paid-in capital	8,430	8,446
Retained earnings	4,484	4,042
Accumulated other comprehensive income	141	151
Pantheon Ventures Inc.
Common stock, $10 par value; 10,000 shares authorized, 500 shares issued and outstanding at March 31, 2010 and December 31, 2009	5	5
Additional paid-in capital	62,265	62,363
Retained earnings	51,280	42,100
Accumulated other comprehensive income (loss)	(13)	15
Total stockholder’s equity	289,329	299,187
Total liabilities and stockholder’s equity	$347,299	$368,805

The accompanying notes are an integral part of these condensed combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Condensed Combined Statements of Income (Unaudited)

Three Month Periods Ended March 31, 2010 and 2009

	Three Months Ended March 31,
(dollars in thousands)	2010	2009

Revenue
Investment management fee revenue	$42,052	$44,688
Total revenue	42,052	44,688
Operating expenses
Compensation and benefits	8,554	14,790
Occupancy and office	2,148	1,945
Professional fees	2,203	768
Business travel and entertainment	552	522
Amortization of intangible assets	1,414	1,340
Other operating expenses	8,143	480
Total operating expenses	23,014	19,845
Income from operations	19,038	24,843
Other income (expense)
Earnings (losses) in equity method investees	2,949	(3,675)
Interest income	77	68
Interest expense	(1)	(23)
Gain (loss) on foreign currency, net	1,765	(951)
Other, net	9	134
Total other income (expense)	4,799	(4,447)
Income before income tax expense	23,837	20,396
Income tax expense	(8,124)	(7,125)
Net income	$15,713	$13,271

The accompanying notes are an integral part of these condensed combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Condensed Combined Statements of Changes in Stockholder’s Equity and Comprehensive Income (Loss) (Unaudited)

Three Month Period Ended March 31, 2010

(dollars in thousands)	Common Shares Issued and Outstanding	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholder’s Equity	Comprehensive Income (Loss)
Total Pantheon Holdings Limited and subsidiaries
Balances at December 31, 2009	$122	$121,493	$82,355	$(21,905)	$182,065
Net Income			6,091		6,091	$6,091
Dividends declared and paid ($47 per share)			(15,000)		(15,000)
Deemed capital distribution		126			126
Return of capital		(378)			(378)
Translation adjustments				(10,167)	(10,167)	(10,167)
Comprehensive loss						$(4,076)
Balances at March 31, 2010	122	121,241	73,446	(32,072)	162,737
Total Pantheon Capital (Asia) Limited
Balances at December 31, 2009	—	8,446	4,042	151	12,639
Net Income			442		442	$442
Deemed capital distribution		29			29
Return of capital		(45)			(45)
Translation adjustments				(10)	(10)	(10)
Comprehensive income						$432
Balances at March 31, 2010	—	8,430	4,484	141	13,055
Total Pantheon Ventures Inc.
Balances at December 31, 2009	5	62,363	42,100	15	104,483
Net Income			9,180		9,180	$9,180
Deemed capital distribution		102			102
Return of capital		(200)			(200)
Translation adjustments				(28)	(28)	(28)
Comprehensive income						$9,152
Balances at March 31, 2010	$5	$62,265	$51,280	$(13)	$113,537

The accompanying notes are an integral part of these condensed combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Condensed Combined Statements of Cash Flows (Unaudited)

Three Month Periods Ended March 31, 2010 and 2009

	Three Months Ended March 31,
(dollars in thousands)	2010	2009

Cash flows from operating activities
Net income	$15,713	$13,271
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,756	1,679
Bad debt expense	7,671	—
Stock-based compensation expense	225	549
Provision for deferred income taxes	(449)	(429)
(Earnings) losses in equity method investees	(2,949)	3,675
Changes in operating assets and liabilities
Receivables	2,421	7,170
Other current assets	101	1,909
Other long-term assets	(1,000)	65
Accounts payable and accrued expenses	(446)	(1,445)
Compensation and benefits payable	(9,312)	(10,435)
Incentive compensation liabilities	(30)	86
Income taxes payable	1,603	(1,205)
Other current liabilities	(255)	2,430
Other long-term liabilities	29	(15)
Other	(11)	31
Due to affiliates	(7,380)	(9,727)
Net cash provided by operating activities	7,687	7,609
Cash flows from investing activities
Purchase of fixed assets	(1)	(265)
Investments purchases	(1,875)	(2,230)
Redemptions and distributions from investments	414	640
Net cash used in investing activities	(1,462)	(1,855)
Cash flows from financing activities
Repurchase of restricted stock	(623)	(345)
Taxes paid for withheld shares on restricted stock issuances	—	(86)
Dividends declared and paid	(15,000)	—
Principal payments on capital lease obligations	(5)	(5)
Net cash used in financing activities	(15,628)	(436)
Effect of exchange rate changes on cash and cash equivalents	(4,416)	170
Net (decrease) increase in cash and cash equivalents	(13,819)	5,488
Cash and cash equivalents
Beginning of year	79,760	53,247
End of period	$65,941	$58,735

The accompanying notes are an integral part of these condensed combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

1.                            Nature of Business and Significant Accounting Policies

Nature of Business

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and subsidiaries (collectively the “Company”) are wholly-owned subsidiaries of Frank Russell Company (“Russell”). The Northwestern Mutual Life Insurance Company (“NML”) owns substantially all of the outstanding shares of Russell.

Pantheon Ventures Inc. is an investment advisor registered pursuant to the Investment Advisors Act of 1940, which provides investment management services to various domestic and international entities.

Pantheon Capital (Asia) Limited is a registered investment advisor that provides investment advice on securities under the Hong Kong Securities and Futures Ordinance.  Its principal activity is advising on securities to its overseas associated companies and their respective institutional clients.

Pantheon Holdings Limited and subsidiaries is a UK based holding company with subsidiaries that provide investment management services, predominantly in connection with unregistered investment companies.

On February 10, 2010, Russell accepted the offer of Affiliated Managers Group, Inc. (“AMG”) to purchase certain legal entities and assets and liabilities of the Company (the “Transaction”).

The Company had no separate legal status and historically did not prepare condensed combined financial statements. The condensed combined historical financial information included herein was prepared specifically for the purpose of facilitating the Transaction and includes the historical basis in assets and liabilities and the historical results of operations of each of the entities constituting the Company as of March 31, 2010 and December 31, 2009 and for each of the three month periods ended March 31, 2010 and 2009.

The condensed combined financial statements include all historical assets, liabilities, results of operations, and cash flows of the entities included in the Transaction, and those of their consolidated subsidiaries, even if certain of those assets, liabilities and consolidated subsidiaries of included entities have been excluded from the Transaction.

The accompanying unaudited condensed combined financial statements and notes to condensed combined financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at March 31, 2010 and December 31, 2009, and the results of operations and cash flows for the three month periods ended March 31, 2010 and 2009. Such adjustments are of a normal, recurring nature. Interim results are not necessarily indicative of the results for the year.  The condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission pertaining to interim financial statements.  Accordingly, they do not include certain disclosures normally provided in accordance with accounting principles generally accepted in the United States (“GAAP”) for a complete set of financial statements. These condensed combined financial statements should be read in conjunction with the audited combined financial statements of the Company for the year ended December 31, 2009.  The December 31, 2009 year end combined balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP.

The condensed combined financial information included herein may not necessarily be indicative of the Company’s results of operations, financial condition and cash flows in the future or what its results of operations, financial condition and cash flows would have been had the Company been a stand-alone company during the periods presented.

Principles of Combination

The accompanying condensed combined financial statements are presented in accordance with GAAP and include the accounts of the Company and its wholly owned subsidiaries.   Transactions and balances between entities included within these condensed combined financial statements have been eliminated. Transactions and balances

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

between the Company and Russell and its subsidiaries have been separately identified as related-party transactions. See Note 6, Related Party Transactions.

The condensed combined statements of income include allocations of certain costs from Russell directly related to the operations of the Company, including an apportionment of central general and administrative costs for accounting, human resources, information systems and other overhead costs.  These centralized costs were allocated to the Company based on the Company’s analysis of its historical costs used to develop the Transition Agreement (as further discussed in Note 8) or actual costs incurred or employee headcount.  Management believes the methodologies applied for the allocation of these costs is reasonable.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates are inherent in the preparation of the financial statements.  Actual results could materially differ from those estimates.

Investments

Equity method investees and cost method investees are comprised primarily of investments in affiliated private equity investment funds (“Investment Funds”).

Investments in which the Company has significant influence, but less than a controlling interest and do not meet the other criteria for consolidation in accordance with GAAP, are accounted for using the equity method of accounting.  The Company’s investment in equity method investees is included in investments in the condensed combined balance sheets.  The Company’s share of each investee’s earnings (losses) is included in earnings in equity method investees in the condensed combined statements of income.  Dividends or cash distributions, as well as additional cash investments or other cash paid to the investee, are included in the condensed combined statement of cash flows.

Investments in which the Company does not have a controlling interest or significant influence are accounted for using the cost method of accounting.  Under the cost method, the Investment Funds are accounted for in the condensed combined balance sheets at original cost and dividends are included in earnings when declared.  When a decline in fair value of an investment carried at cost is determined to be other-than-temporary, the investment is written down to fair value and the loss is included in the determination of earnings.

A component of the valuation of the Investment Funds is the performance-based incentive fee (“Carry”) payable to the general partner and, in some instances, other specified parties.  Certain Investment Funds also receive Carry from the Underlying Investments (as defined below) which they record.  In certain instances, Carry is not finalized until a contractual end date that extends beyond the reporting period.  It is the Company’s policy in valuing its holdings in Investment Funds, to not record incentive fees until the end of the contract period when the payment of fees is assured.

Investments made by Investment Funds (the “Underlying Investments”) generally consist of illiquid investments that are carried at fair value.  Fair value of the Underlying Investments has been determined by the general partner of each respective Investment Fund in good faith to reflect the fair value of the Company’s capital account balance.  Depending on the facts and circumstances, the Company considers potential valuation adjustments, if any.  Accordingly, valuations do not necessarily represent the amounts that might be realized from sales or other dispositions of Underlying Investments, nor do they reflect taxes or other expenses that might be incurred upon disposition.  Because of the inherent uncertainty of valuations of certain Underlying Investments, the estimated values for the Company’s investments in those Investment Funds may differ significantly from the values that would have been used had a ready market existed.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

The Company’s investment transactions are recorded on the trade date, which is defined as the date the Company obtains an enforceable right to demand the securities or payment.  Realized gains and losses on investments sold are computed on a specific identification basis.  Interest income and expenses are recorded on the accrual basis.  Distributions from Investment Funds are recorded as declared and classified as either income or realized gain as disclosed to the partnership by management of the respective entity.

Goodwill and Intangible Assets

Goodwill and indefinite-lived intangible assets are not amortized, but are tested for impairment on an annual basis, and between annual tests if circumstances would reduce the fair value of a reporting unit below its carrying value, and written down if impaired.  The fair value of each reporting unit is estimated using both an income approach and a market approach.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying value of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

The Company has capitalized the value of client and fund relationships, acquired technology, and a trade name obtained through acquisition.  Client and fund relationships are amortized using the straight-line method based upon an estimated useful life of 15 years.  Acquired technology is amortized over an estimated useful life of three years using the straight-line method.  The acquired Pantheon trade name is an intangible asset determined to have an indefinite useful life and is not amortized.

Impairment of Long-lived Assets

The Company assesses the impairment of long-lived assets, including indefinite life intangible assets, whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be recoverable.  When such events occur, management determines whether there has been an impairment by comparing the anticipated undiscounted net future cash flows to the related asset’s carrying value.  If an impairment exists, the asset is written down to its estimated fair value.  The Company did not record any impairment losses related to long-lived assets during the periods presented.

Revenue Recognition

Revenue is generated through investment management fees earned for managing investment limited partnerships and separate account clients and is recognized as earned based on the underlying nature of the respective management agreements.  The Company also receives performance-based incentive fees (“Carry”) in accordance with the terms stated in individual management agreements.  It is the Company’s policy to not record performance-based incentive fees until the end of the contract period when the payment of fees is assured.

Income Taxes

The Company files its federal tax return with Russell, who files its federal tax return with Northwestern Mutual Life Insurance Company as part of a consolidated group.  The Company files a tax return, either on a separate return basis, or as part of Russell’s unitary or combined group, in certain states.  The provision for federal and state income taxes is based on an allocation of the consolidated tax liability to the respective companies included in the consolidated group as if each company were filing on a separate return basis.  Federal taxes payable are recorded through and included in due to/from affiliates while state income taxes payable are included in accrued expenses in the accompanying condensed combined balance sheets.

Effective January 1, 2009, the Company adopted the authoritative guidance under GAAP for accounting and reporting uncertainty in income taxes.  This guidance clarifies how and when uncertain tax positions are to be recognized and disclosed in the financial statements.  The cumulative effect of adopting this guidance was $0.3 million, which was reflected as a reduction to the opening balance of retained earnings as of January 1, 2009.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

Foreign Currency

An entity’s functional currency is determined by the currency of the economic environment in which the majority of cash is generated and expended by the entity.  The financial statements of all subsidiaries with a functional currency other than the U.S. dollar have been translated into the Company’s reporting currency, the U.S. dollar in accordance with GAAP.  All assets and liabilities of the respective entities are translated at period-end exchange rates and all revenues and expenses are translated at average month exchange rates during the respective period.  Translation adjustments are reported as a separate component of accumulated other comprehensive income in equity.

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency, including U.S. dollars.  Gains and losses on those foreign currency transactions are included in determining net income or loss for the period as a component of other income (expense).

Stock-Based Compensation

Russell has a Long-term Equity-Based Incentive Plan (“LTIP”) and callable puttable common stock issued under the Incentive Payment Plan (“IPP”) covering eligible employees of the Company.  Equity-classified awards are measured at fair value as of the grant dates or modification dates and the resulting cost is recognized over the period from the date of grant to the date when the award is no longer contingent upon the employee providing additional service (the required service period).  For awards that vest upon retirement, the required service period does not extend beyond the date an employee is eligible for retirement.  This situation can result in compensation expense being recognized over a period less than the stated vesting period.  Liability-classified awards are remeasured to fair value at each balance sheet date until the award is settled.

New Accounting Pronouncements

During the first quarter of 2010, the Company adopted a new standard that requires an enterprise to perform a qualitative analysis to determine whether its variable interests give it a controlling financial interest in a variable interest entity (“VIE”). Under the standard, an enterprise has a controlling financial interest when it has (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. An enterprise that holds a controlling financial interest is deemed to be the primary beneficiary and is required to consolidate the VIE. This new standard has been deferred for certain entities that utilize the specialized accounting guidance for investment companies or that have the attributes of investment companies. The adoption of the portions of this new standard that were not deferred did not have a material impact on the Company’s condensed combined financial statements. The impact of adopting this guidance is reflected in Note 3.

During the first quarter of 2010, the Company adopted a new standard that eliminated the concept of a qualifying special-purpose entity (“QSPE”), changed the requirements for derecognizing financial assets, and required additional disclosures to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. The standard also clarified the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The adoption of this new standard did not have an impact on the Company’s condensed combined financial statements.

2.                            Investments

All of the Company’s investments in equity method investees represent investments in affiliated funds. For cost method investments, the carrying value is equivalent to historical cost.  There have been no identified events or changes in circumstances that may have a significant adverse effect on the recoverability of the recorded investment value. Investments consist of the following:

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

	Ownership
	Percentage		Carrying Value
	March 31,	December 31,	March 31,	December 31,
(dollars in thousands)	2010	2009	2010	2009

Investments
Investment funds (equity method)
Pantheon USA Fund VI LP	1.00%	1.00%	$14,265	$13,645
Pantheon USA Fund VII LP	1.00%	1.00%	7,335	6,969
Pantheon Global Secondary Fund III A LP	1.00%	1.00%	9,131	8,870
Pantheon Global Secondary Fund III B LP	1.00%	1.00%	3,488	3,885
Pantheon Europe Fund IV Ltd	1.00%	1.00%	5,455	5,200
Pantheon Europe Fund V A LP	1.00%	1.00%	5,917	5,395
Pantheon Global Secondary Fund II LTD	0.99%	0.99%	3,142	3,143
Pantheon Europe Fund VI LP	0.99%	0.99%	2,729	2,738
Pantheon Asia Fund IV LTD	1.00%	1.00%	3,959	3,346
Pantheon Asia Fund V LP	0.99%	0.99%	3,290	2,734
Other equity method investments	0%-1.0%	0%-1.0%	8,470	7,961
			67,181	63,886

Cost method investees			5,898	5,898
Total investments			$73,079	$69,784

3.                            Variable Interest Entities

The Company is a variable interest holder in certain variable interest entities (“VIEs”) which are not consolidated, as the Company is not the primary beneficiary.  These VIEs represent certain private equity funds of funds. The purpose of such VIEs is to provide strategy specific investment opportunities for investors in exchange for management and performance based fees. The Company’s involvement with such entities is in the form of fee arrangements, direct equity interests (for certain VIEs) and/or management services.  The Company’s aggregate maximum exposure to loss represents the loss of assets recognized by the Company relating to non-consolidated VIEs and any clawback obligation relating to previously distributed carried interest.  The following table contains the carrying amounts of the assets related to the Company’s interest in these VIEs, included in the Company’s condensed combined financial statements as well as the maximum exposure to losses:

	March 31,	December 31,
(dollars in thousands)	2010	2009

Assets
Investments	$1,174	$1,187

Maximum Exposure to Losses	$1,174	$1,187

The net assets of the VIEs in which the Company was not the primary beneficiary but which the Company held a variable interest were approximately $2 billion as of March 31, 2010.

The Company’s involvement with these entities began on the dates that the entities were formed.  The Company holds no direct ownership interest in a majority of the non-consolidated VIEs.  The Company has not and does not intend to provide financial or other support to the VIEs other than that explicitly described in the partnership agreements.

The Company evaluates VIEs to determine whether the Company is the primary beneficiary by performing a qualitative and quantitative analysis of each VIE that includes a review of, among other factors, its capital structure, contractual terms, related party relationships, the Company’s fee arrangements and the design of the VIE.  This analysis includes determining whether the Company (1) has the power to direct matters that most significantly

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.  It was determined that the Company is not the primary beneficiary for any of the entities in which it carries a variable interest.

4.                            Goodwill and Intangible Assets

The change in goodwill from December 31, 2009 to March 31, 2010 of $3.6 million is due to changes in the functional currency other than the U.S. dollar.

Intangible assets consist of the following:

	March 31,	December 31,
(dollars in thousands)	2010	2009

Amortizable intangible assets
Fund relationships	$62,466	$64,444
Client relationships	20,421	21,220
Acquired technology	2,314	2,404
	85,201	88,068
Less: Accumulated amortization	(35,649)	(35,718)
	49,552	52,350
Indefinite-lived intangible asset
Trade name	10,882	11,841
	$60,434	$64,191

Amortization expense related to intangible assets was $1.4 million and $1.3 million for the three month periods ended March 31, 2010 and 2009, respectively.

5.                            Income Taxes

The Company records an income tax provision or benefit based upon its estimated annual effective tax rate, which is estimated at 34.1% and 34.9% for the three month periods ended March 31, 2010 and 2009, respectively.

The Company recognizes interest and penalties due to tax authorities as a component of income tax expense. As of March 31, 2010 and December 31, 2009, the Company had accrued $0.10 million and $0.08 million, respectively, for interest or penalties related to uncertain tax positions.  The U.S. federal statute of limitations remains open to examination for the year 2006 and onward.  The Company remains subject to examination by certain state jurisdictions for years prior to and including 2006.  Certain foreign jurisdictions remain open to examination for years prior to and including 2004.

6.                            Related Party Transactions

Receivables from the affiliated investment funds managed by the Company (collectively, the “Funds”) total $15.1 million and $23.8 million as of March 31, 2010 and December 31, 2009, respectively.  The balance includes amounts owed by the Funds to the Company for services provided and reimbursements for fund expenses paid by the Company on behalf of the Funds.  Revenues of $38.5 million and $40.3 million were recorded related to these Funds for the three month periods ended March 31, 2010 and 2009, respectively.

Under a joint purchasing agreement, Russell processes payments for the direct expenses of Pantheon Ventures Inc.  Under a joint paymaster agreement, Russell processes payroll transactions for Pantheon Ventures Inc.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

Additionally, Russell allocates certain negotiated charges to Pantheon Ventures Inc. such as office space, equipment and insurance charges.  Pantheon Ventures Inc. reimburses Russell monthly for these expenses.  Amounts receivable from Russell for these and other activities were $10.3 million and $4.6 million at March 31, 2010 and December 31, 2009, respectively, and are netted against payables due to Russell in due from affiliates on the condensed combined balance sheets.

During 2009, the Company entered into a loan agreement with Russell in which the Company loaned Russell $12.0 million, bearing interest at the short-term monthly applicable federal rate (0.69% at December 31, 2009).  The loan is payable on demand and matures on July 22, 2011.  Interest is due annually on January 31.  Interest income for the three month periods ended March 31, 2010 related to this loan agreement totaled $0.02 million, and is included in interest income in the condensed combined statements of income.  Total accrued interest receivable related to this loan agreement at March 31, 2010 was $0.02 million and is included in due from affiliates in the condensed combined balance sheets.  The loan is classified as a current asset as it will be settled as part of the Transaction described in Note 1.

Expenses in the amount of $0.3 million of Russell were allocated to the Company for both three month periods ended March 31, 2010 and 2009.  See Note 1 for nature of costs allocated and the allocation methodology.

Included in income taxes payable is $3.4 million and $2.9 million payable to Russell for Pantheon Ventures Inc. state income taxes at March 31, 2010 and December 31, 2009, respectively.

The Company declared and paid $15 million in dividends to Russell during the three month period ended March 31, 2010.  There were no dividends declared or paid during the three month period ended March 31, 2009.

7.                            Commitments and Contingencies

Leases

The Company leases office space under noncancelable lease agreements expiring various dates through 2015.  Some of these leases provide for annual rental increases.  Total rent expense on these leases was $1.0 million and $0.9 million for the three month periods ended March 31, 2010 and 2009, respectively.

Contingencies

The Company is the general partner of various partnerships and investment advisor to certain clients. The partnership agreements and advisory agreements allow for profit participation allocations to be paid to the Company at varying rates based on varying methods of measuring performance.

The partnership agreements provide that the general partner may allocate to the limited partners the disproportionate allocations or incentive fees earned by the Company from partnerships in which it is the general partner or from advisory clients.  In accordance with the partnership agreements, limited partner capital accounts may not be negative and therefore any loss which would otherwise be allocated to the limited partners in respect of any allocation from a partnership or advisory account relationship will be allocated instead to the general partner.

The Company and its affiliates are involved in various claims and legal proceedings in the normal course of its business.  While it is not feasible to predict or determine the final outcome of these proceedings, based on consultation with legal counsel, the Company does not believe that the disposition of these proceedings will have a material adverse effect on the Company’s condensed combined financial position, results of operations or cash flows.

Commitments of the Company

As of March 31, 2010, the Company has total unfunded commitments for investment capital to affiliated closed-end investment funds of approximately $135 million.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Condensed Combined Financial Statements (Unaudited)

March 31, 2010 and December 31, 2009

Guarantees

In the normal course of business, the Company enters into contracts that contain a variety of representations which provide general indemnifications.  The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred.  However, the Company expects the risk of loss to be remote.

Concentration of Risk

Approximately 92% and 90% of revenue earned by the Company is from affiliated entities for the three month periods ended March 31, 2010 and 2009, respectively.  Approximately 53% and 67% of accounts receivable as of March 31, 2010 and December 31, 2009, respectively, was due from affiliated entities.  Cash is held by the Company at financial institutions in excess of Federal Deposit Insurance Corporation (“FDIC”) limits.

8.                            Subsequent Events

The Company has performed an evaluation of subsequent events through August 4, 2010, which is the date the condensed combined financial statements were issued.

On June 30, 2010, Russell completed the Transaction with AMG in which AMG acquired the majority equity interest of the Company for approximately $775 million in cash, plus working capital adjustments, with the potential for additional payments over the next three to five years, contingent on the growth of the Company’s business. The Company’s management acquired the remaining equity interest. The effective date of the Transaction was June 30, 2010.

In May 2010, the Company received payment in full for the $12 million loan with Russell.

Russell entered into a Transition Services Agreement (“the Agreement”) with AMG.  Under the Agreement, Russell will provide specified transition services relating to the operation of the Company’s business for a period of up to 18 months from the closing date of the transaction.